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                                                                    EXHIBIT 23.3

                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 25, 2000, on the financial statements of OxyVinyls, LP included in The Geon Company's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in Registration Statement File No. 333-37344.


                                        /s/ Arthur Andersen

Dallas, Texas
July 26, 2000